INDEPENDENT AUDIT REPORT

To the Members of Harris Chemical Australia Pty Ltd

SCOPE

We have audited the financial statements of Harris Chemical Australia Pty Ltd for the year ended 30 June 1997, as set out on pages 3 to 27. The financial statements include the consolidated accounts of the economic entity comprising the company and the entities it controlled at year's end or from time to time during the financial year. The company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and statutory requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position, the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial statements of Harris Chemical
Australia Pty Ltd are properly drawn up:

(a) so as to give a true and fair view of:
   (i) the state of affairs as at 30 June 1997 and of the profit and cash flows for the financial year ended on that date of the company and the economic entity; and
   (ii) the other matters required by Division 4, 4A and 4B of
        Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b) in accordance with the provisions of the Corporations Law;
and

(c)in accordance with applicable Accounting Standards and other mandatory professional reporting requirements as described in
   Note 1 to the financial statements.

Arthur Andersen
Chartered Accountants


COLIN W DUNSFORD
Partner

Adelaide, South Australia
18 September 1997